UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2012

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

General Electric Company is furnishing this Form 8-K to provide unaudited revised summary financial information for the GE Capital segment for the years ended December 31, 2011, 2010 and 2009 and each of the quarters in 2011 and 2010, to reflect the results of our segment reorganization that became effective upon the merger of General Electric Capital Corporation (“GECC”) and General Electric Capital Services, Inc. (“GECS”).

On February 22, 2012, we merged our wholly owned subsidiary, GECS, with and into GECS’ wholly owned subsidiary, GECC.  Our financial services segment, GE Capital, continues to comprise the continuing operations of GECC, which now includes the run off insurance operations previously held and managed in GECS and previously reported in Corporate items and eliminations. These former GECS operations are now reported in GECC Corporate items and eliminations.  As such the five reported businesses within the GE Capital segment - Commercial Lending & Leasing (CLL), Consumer, Real Estate, Energy Financial Services and GE Capital Aviation Services (GECAS) - were not affected by the merger, and the previously reported results for these businesses remain unchanged.

The merger did not affect the results of the industrial segments and as such, the previously reported results for Energy Infrastructure, Aviation, Healthcare, Transportation and Home & Business Solutions remain unchanged.

The information furnished pursuant to Item 7.01, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99 – Unaudited revised summary financial information for the GE Capital segment of General Electric Company and its consolidated affiliates for the years ended December 31, 2011, 2010 and 2009, and each of the quarters in 2011 and 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: March 16, 2012	/s/ Jamie S. Miller
Jamie S. Miller
Vice President and Controller

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